UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Filing of Form 8-K	May 14, 2004

Date of Report (Date of earliest event reported)	May 13, 2004

nSTOR TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-12895	95-2094565

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6190 Corte Del Cedro, Carlsbad California	92009

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(760) 683-2500

(Former name or former address if changed since last report)

Item 5.	Other Events and Required FD Disclosure

Effective April 30, 2004, Thomas L. Gruber, our acting President and Chief Financial Officer, tendered his resignation.  Mr. Gruber has entered into a consulting arrangement with us pursuant to which he will, through the period ending July 31, 2004, consult with us on matters which we may assign to him from time-to-time.  Mr. Gruber's consulting arrangement may be terminated earlier than July 31, 2004 upon mutual agreement.

We have previously announced the appointment of Todd Gresham as our new President and Chief Executive Officer.  We have begun the search for a new Chief Financial Officer.  In the interim, Jack Jaiven, our Vice President and Treasurer, will serve as the Company's interim Chief Financial Officer.

Item 7.	Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits
None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

nSTOR TECHNOLOGIES, INC.
(Registrant)

Date: May 13, 2004	By:	/s/ Jack Jaiven

Jack Jaiven
Vice President, Treasurer and
Interim Chief Financial Officer